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                                                                      EXHIBIT 5



                      [Letterhead of Ogden Newell & Welch]

March 17, 1999

Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky  40210

         Re:      Brown-Forman Corporation
                  Registration Statement on Form S-8

Dear Sirs:

         We are acting as counsel for Brown-Forman Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of certain securities which are described herein (the "Securities") which are to be issued by the Company in connection with the following qualified retirement savings plans maintained by the Company and/or its subsidiaries: the Brown-Forman Corporation Savings Plan, the Brown-Forman Corporation Savings Plan for Collectively Bargained Employees, the Fetzer Vineyards Profit Sharing Plan, the Hartmann Employee Savings and Investment Plan, the Lenox Savings Plan for Collectively Bargained Employees, the Lenox, Incorporated Employee Savings and Investment Plan, and the Lenox Retail Savings and Investment Plan (the "Plans"), and pursuant to the Company's and the Plans' Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

         The Securities constitute (a) participatory interests in the Plans which are deemed "securities" under section 2(a)(1) of the Securities Act of 1933 (the "Plan Interests") and (b) the shares of Class B common stock of the Company (the "Stock") to be acquired by Plan participants through Plan participation.

         In rendering this opinion, we have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents.

         It is our opinion that:

         (a) the Plan Interests will be legally and validly issued and non-assessable; and




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         (b) the Stock to be acquired pursuant to the Plans will have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable state securities laws, will be legally and validly issued, fully paid and non-assessable.

         Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance shall be the same as such laws, rules and regulations are in effect as of the date hereof.

         It should be noted that nothing in this opinion is intended to apply to any disposition of the Securities which any participant in the Plan may propose to make.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely upon it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state or jurisdiction.



                                                  Very truly yours,

                                                  /s/ Ogden Newell & Welch
                                                  -----------------------------
                                                  OGDEN NEWELL & WELCH